Exhibit 10.4

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) is made and entered into as of May 31, 2005 by and among EMERGYSTAT, INC., a Mississippi corporation, EMERGYSTAT OF SULLIGENT, INC., an Alabama corporation, EXTENDED EMERGENCY MEDICAL SERVICES, INC., an Alabama corporation, MED EXPRESS OF MISSISSIPPI, LLC, a Mississippi limited liability company (collectively, “Borrower”), BAD TOYS HOLDINGS, INC., a Nevada corporation (“Parent”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, aka GE COMMERCIAL FINANCE HEALTHCARE FINANCIAL SERVICES CF (“CF”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, aka GE COMMERCIAL FINANCE HEALTHCARE FINANCIAL SERVICES EF (“EF”) (collectively, CF and EF and their successors, endorsees, transferees, affiliates, and assigns are referred to as “GECC”).

RECITALS

FIRST:	Borrower, Parent, and GECC are parties to that certain Restructuring Agreement, dated as of March 18, 2005, as amended by that certain Amendment No. 1 To Restructuring Agreement, dated as of April 29, 2005 (as amended, the “Restructuring Agreement”).

SECOND:	Borrower has failed to make certain payments as required under the Restructuring Agreement (the “Restructuring Default”). Borrower has been in default under the CF Documents for an extensive period of time pursuant to Existing Defaults (as that term is defined in the Forbearance Agreements) and other matters stated in the Forbearance Agreements. Borrower has been in default under the EF Documents on account of the Emergystat Stock Purchase (as that term is defined in the Tri-Party Agreement) (the “Stock Purchase Default”).

THIRD:	CF has made substantial and extensive financial accommodations to Borrower under the terms and conditions of the Forbearance Agreements, the Tri-Party Agreement, and the Restructuring Agreement. EF also has accommodated Borrower’s requests to forbear under the terms and conditions of the Restructuring Agreement.

FOURTH:	The forbearance period with respect to both the EF Obligations and the CF Obligations expired on May 31, 2005.

FIFTH:	In light of the expiration of the forbearance period, the continued existence of the Existing Defaults, the Enforcement Notice Default, and Borrower’s failure to comply with the terms and conditions of the Forbearance Agreements and the Restructuring Agreement: (i) GECC has no obligation of any kind to provide further funding or financial accommodations to Borrower under the GECC Documents or otherwise, (ii) GECC is entitled to declare the CF Obligations and the EF Obligations immediately due and payable, and (iii) GECC is entitled to exercise immediately its rights and remedies against Borrower and the

Consolidation Note Collateral pursuant to any and all of the GECC Documents and applicable law on account of the Existing Defaults.

SIXTH:	Borrower and Parent have represented to GECC that: (i) Borrower continues to work diligently to resolve the Enforcement Notice, as well as the Unfunded Payroll Taxes, with the IRS, (ii) Borrower is entering the final underwriting phase associated with pending funding from Healthcare Business Credit Corporation (“HBCC”) and anticipates HBCC’s final decision on or before June 15, 2005, (iii) Parent has entered into the Placement Agent Agreement for private placement of up to $1,000,000.00 of Parent’s securities, and (iv) Parent anticipates that proceeds from both financing from HBCC and such private placement will be sufficient to pay in full the CF Obligations and address Borrower’s obligations to the IRS.

SEVENTH:	Borrower is asking GECC to continue to forbear from exercising its collection and other rights, and to continue to make advances under the CF Documents. GECC is willing to agree to this request by Borrower but only under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and agreements, provisions and covenants herein contained, each of Borrower, Parent, and GECC agrees as follows:

1. Definitions. Unless otherwise defined in this Agreement or in the above Recitals, all capitalized terms used herein shall have the meanings ascribed to them in the Forbearance Agreements and the Restructuring Agreement as applicable. In addition, the following capitalized terms shall have the meanings set forth below:

1.1 “Existing Defaults” means (i) all Existing Defaults (as that term is defined in the Forbearance Agreements) and defaults with respect to other matters stated in the Forbearance Agreements, (ii) the Restructuring Default, and (iii) the Stock Purchase Default.

1.2 “Forbearance Agreements” means all of the forbearance letter agreements between CF and Borrower identified and set forth in Schedule “1” attached hereto.

1.3 “GECC Documents” means all of the CF Documents, the EF Documents, the Consolidation Note, the Forbearance Agreements, the Restructuring Agreement, the Tri-Party Agreement, and all notes, loan agreements, security agreements, guaranties, deeds of trust, and other instruments and documents, executed and delivered in connection therewith in favor of CF and/or EF, whether such documents and instruments are now existing or hereafter created, as the same have been and may be further amended, replaced, supplemented or otherwise modified from time to time, including but not limited to the Restructuring Agreement.

1.4 “Midtown Partners” means Midtown Partners & Co., LLC, a Florida limited liability company.

1.5 “Pacific Capital Lawsuit” means Case No. 2:05CV103 pending in the United States District Court, Eastern District at Greeneville, Tennessee, captioned as Pacific Capital, L.P. v. Emergystat, Inc., et al.

1.6 “Placement Agent Agreement” means that certain Placement Agent Agreement, dated as of May 25, 2005, between Parent and Midtown Partners, a copy of which fully executed agreement is attached hereto as Exhibit A.

2. Recitals. Each of Borrower and Parent hereby acknowledges that all of the Recitals stated above are true and accurate.

3. Limited Forbearance. Subject to all of the provisions of this Agreement, GECC will forbear from exercising its rights and remedies under the GECC Documents and otherwise with respect to the Existing Defaults and the Enforcement Notice Default, and subject to the terms and conditions of the CF Documents, CF will continue to make advances to Borrower, from May 31, 2005 through July 15, 2005 (the “Extended Forbearance Period”) if, and only if, each and all of the following are satisfied timely and continue to be satisfied:

3.1 Scheduled Mandatory Payments Under Consolidation Note.

3.1.1 On or before June 17, 2005, Borrower shall pay to GECC, and Parent shall cause Borrower to pay to GECC, and GECC shall have received payment in full, in immediately available funds, of an amount equal to One Hundred Thousand Dollars ($100,000.00), all of which amount shall be applied by GECC to reduce permanently the CF Obligations.

3.1.2 On or before July 1, 2005, Borrower shall pay to GECC, and Parent shall cause Borrower to pay to GECC, and GECC shall have received payment in full, in immediately available funds, of an amount equal to One Hundred Thousand Dollars ($100,000.00), all of which amount shall be applied by GECC to reduce permanently the CF Obligations.

3.1.3 On or before July 15, 2005, Borrower shall pay to GECC, and Parent shall cause Borrower to pay to GECC, and GECC shall have received payment in full, in immediately available funds, of the entire amount of both the CF Obligations and the EF Obligations, as determined by CF and EF and in accordance with the GECC Documents.

3.1.4 Borrower shall continue to make regularly scheduled payments when due to GECC with respect to the EF Obligations until such time when GECC shall have received payment in full of the entire amount of the EF Obligations, and nothing contained in this Agreement shall be construed to excuse or extend the time or times when such regularly scheduled payments are due.

3.2 Unscheduled Mandatory Payments Under Consolidation Note. Until such time when all of the CF Obligations and all of the EF Obligations are paid in full: Each time Parent receives consideration for Parent’s securities issued pursuant to the Offering (as that term is defined in the Placement Agent Agreement) for the Financing (as that term is defined in the Placement Agent Agreement) (such consideration, “Placement Proceeds”), Parent within one (1) business day of Parent’s receipt of Placement Proceeds shall pay to GECC, in immediately available funds, fifty percent (50%) of an amount equal to (such amount, a “Placement Proceeds Payment”): (i) the gross Placement Proceeds, (ii) less Midtown Partners’ seven percent (7%) Financing Fee (as that term is defined in the Placement Agent Agreement), (iii) less Midtown Partners’ cash fee of four percent (4%) on the execution of any securities purchased by the investors (as set forth in Section VIII(a)(1) of the Placement Agent Agreement), and (iv) less all costs and expenses incurred by Parent incidental to the advancement and completion of the Offering, including but not limited to state “Blue” Sky” fees, legal fees, printing costs, travel costs, mailing, couriers, and personal background checks. Together with each Placement Proceeds Payment, Parent shall deliver to GECC, in form, content, and detail satisfactory to GECC, (executed and certified by Parent’s authorized representatives) a written report (a “Placement Proceeds Accounting”) comprised of: (A) an accounting reflecting Parent’s line item calculations of the amount of the subject Placement Proceeds Payment, and (B) all invoices, receipts, and other documents supporting and evidencing the amounts utilized in such calculations. Parent shall provide GECC with at least five (5) business days’ prior written notice of Parent’s anticipated receipt of Placement Proceeds and the amount thereof.

3.3 Executed Placement Agent Agreement. Parent has delivered to GECC a copy of the fully executed Placement Agent Agreement which is attached hereto as Exhibit A. Parent hereby represents to GECC that: (i) Exhibit A is a true, complete, and accurate copy of the fully executed Placement Agent Agreement, (ii) the Placement Agent Agreement has not been terminated, and (iii) there have been no amendments or modifications to the Placement Agent Agreement. Parent shall diligently pursue the advancement and completion of the Offering (as that term is defined in the Placement Agent Agreement).

3.4 Forbearance Fee. Upon execution and delivery of this Agreement by Borrower and Parent to GECC, Borrower shall pay to GECC, and Parent shall cause Borrower to pay to GECC, and GECC shall have received payment in full, in immediately available funds, of an amount equal to Thirty Thousand Dollars ($30,000.00) as a forbearance fee (the “Forbearance Fee”) for GECC’s agreement to continue to forbear from exercising its rights and remedies under the GECC Documents and to enter into this Agreement. Borrower hereby authorizes and instructs CF to make an advance under the Loan Agreement in order to pay the Forbearance Fee to GECC, and such advance shall constitute a Revolving Credit Loan (as that term is defined in the Loan Agreement).

3.5 Guarantor Consents. Upon execution and delivery of this Agreement by Borrower to GECC, Borrower shall deliver to GECC the Consent And Agreement Of Guarantor forms attached this Agreement duly executed by Johnny Glenn Crawford and Parent, respectively.

3.6 Private Placement Status Reports. Commencing on Monday, June 6, 2005, and continuing on each Monday thereafter, Parent shall deliver to GECC, in form, content, and detail satisfactory to GECC, written reports (executed and certified by Parent’s authorized representatives) describing the status and activity regarding the efforts and results during the previous week with respect to the Private Placement, including but not limited to the following: (i) the number and identity of potential investors to whom Midtown Partners has introduced Parent, (ii) communications, negotiations and other developments between Parent and such potential investors, (iii) the receipt by Parent and content of any executed Subscription

Documents (as that term is defined in the Placement Agent Agreement), (iv) any amendment or modification of the Placement Agent Agreement, and (v) any termination or notice of termination, whether by Midtown Partners, by Parent or by its own terms, of the Placement Agent Agreement and the date of such termination or noticed termination.

3.7 HBCC Status Reports. Commencing on Monday, June 6, 2005, and continuing on each Monday thereafter, Borrower shall deliver to GECC, in form, content, and detail satisfactory to GECC, written reports (executed and certified by Parent’s authorized representatives) describing the status of the approval process for financing that Borrower is seeking from Healthcare Business Credit Corporation (“HBCC”), including but not limited to, any decisions by HBCC regarding whether to offer a loan to Borrower. Borrower shall deliver with such weekly reports true, complete, and accurate copies of communications between Borrower and HBCC, including but not limited to, all communications, letters of interest, and commitment letters.

3.8 Lawsuit Status Reports. Commencing on Monday, June 6, 2005, and continuing on each Monday thereafter, Borrower shall deliver to GECC, in form, content, and detail satisfactory to GECC, written reports (executed and certified by Borrower’s authorized representatives) describing any and all actions, communications, negotiations with Pacific Capital, L.P. regarding the Pacific Capital Lawsuit during the previous week, including but not limited to, any settlement proposals, proposed motions, dismissal discussions, and discussions regarding GECC as a defendant in the Pacific Capital Lawsuit.

3.9 Incorporation Of GECC Documents. During the Extended Forbearance Period, and unless expressly modified in this Agreement, Borrower shall comply with and satisfy, and shall continue to comply with and satisfy, all terms, conditions, and requirements of the GECC Documents, all without any waiver of or other effect upon GECC’s continuing rights thereunder and otherwise.

3.10 Resolution Of The Enforcement Notice. With respect to the Enforcement Notice (as defined in the Twentieth Forbearance Agreement), and in order to confirm the status of the Enforcement Notice and that Borrower is using its best efforts to resolve the Enforcement Notice, Borrower agrees to do the following: (i) continue to deliver to CF copies of any documents related to the Enforcement Notice, including, but not limited to, all communications between Borrower and the IRS regarding the Enforcement Notice, with such copies to be delivered to CF simultaneously with their submission by or delivery to Borrower, (ii) arrange for a teleconference(s) between Borrower, an authorized representative of the IRS, and CF to be held at such date(s) and time(s) reasonably requested by CF, to discuss the Enforcement Notice, (iii) hereby expressly authorizes CF to contact the IRS directly regarding the Enforcement Notice; and (iv) commencing on Friday, June 3, 2005, and on each Friday thereafter, to deliver to CF a detailed written report, in form, content, and detail satisfactory to CF (executed and certified by Borrower’s authorized representatives) describing the status of the Enforcement Notice and the Unfunded Payroll Taxes, all appeals, offers, or other actions Borrower has taken with respect to such matters, and of any response(s) or other communications Borrower has received from the IRS. Borrower understands, acknowledges, and agrees that if the IRS takes any action against Borrower or its assets at any time with respect to the Enforcement Notice or otherwise, GECC shall have no obligation to forbear from exercising, and GECC shall be entitled to exercise immediately, all of its rights and remedies under the Loan Agreement, the other GECC Documents, and this Agreement.

3.11 Continuing Obligations Regarding Unfunded Payroll Taxes. Borrower’s obligations regarding the Enforcement Notice in Section 3.10 above are in addition to Borrower’s continuing obligation to comply with and satisfy all terms of the Forbearance Agreements regarding the Unfunded Payroll Taxes, all of which remain in full force and effect. In addition to the foregoing, the non-compliance fee in the amount of $5,000 per week provided for in paragraph C.4. of the Fourteenth Forbearance Agreement will continue to accrue during the Extended Forbearance Period, and each such fee will be fully earned and due and payable in full by Borrower to CF on June 6, 2005, and continuing on each Monday thereafter, so long as Borrower has not obtained the release of any and all liens asserted by the IRS against Borrower, and delivered the same to GECC and all accrued and unpaid amounts of the non-compliance fee shall constitute part of the CF Obligations owing from Borrower to CF. In addition to all of the foregoing, Borrower will continue to comply with all requirements of the Forbearance Agreements regarding the Unfunded Payroll Taxes.

3.12 Lockbox Compliance. On or before June 6, 2005, CF will receive from Borrower, in form, content, and detail satisfactory to CF, written confirmation from Borrower (executed and certified by Borrower’s authorized representatives) evidencing and certifying that Borrower is in full compliance with the lockbox provisions of Section 2.3 of the Loan Agreement, and that all payers of Borrower’s Accounts (including, but not limited to, any and all governmental authorities, fiscal intermediaries, and persons or entities acting on their behalf who are payors of Medicare or Medicaid Accounts) are depositing, and will continue to deposit, one hundred percent (100%) of the proceeds of any and all Accounts (the “Accounts Proceeds”) directly into the Lockbox Account(s). During the Extended Forbearance Period, i.e., from May 31, 2005 through July 15, 2005, and without altering or affecting in any way any of the foregoing duties and obligations of Borrower, Borrower will deposit one hundred percent (100%) of the Accounts Proceeds received by Borrower directly into the Lockbox Account(s) within twenty- four (24) hours of their receipt by Borrower, and on each Monday commencing on June 6, 2005, and continuing on each Monday thereafter, Borrower will deliver to CF, in form, content, and detail satisfactory to CF, written reports from Borrower (executed and certified by Borrower’s authorized representatives) evidencing and certifying that, during each previous week, one hundred percent (100%) of the Accounts Proceeds were deposited directly in the Lockbox Account(s) by payers of Borrower’s Accounts.

3.13 Segregation Of Borrower’s Accounts. To the extent Borrower has or comes into possession of any accounts receivable, other rights to payment, or proceeds therefrom that are not owned by Borrower (including, but not limited to, any such property that is owned by Southland or Quality Care as described below) (“Non-Borrower Funds”), Borrower shall strictly segregate and keep all such Non-Borrower Funds separate from Borrower’s Accounts and Accounts Proceeds, and all Non-Borrower Funds shall be maintained at all times in bank or other accounts that are separate from any bank or other accounts which contain Accounts or Accounts Proceeds of Borrower. Without limiting the foregoing in any way, Borrower also will deliver to CF bank statements from any accounts controlled or administered by Borrower into which proceeds of any accounts receivable or other rights to payment of Quality Care and or Southland are deposited (“Quality Care/Southland Bank Accounts”), so that CF can confirm that all such property of Quality Care/Southland is strictly segregated from Borrower’s Accounts and Accounts Proceeds. On each Monday commencing on June 6, 2005, and continuing on each Monday thereafter, Borrower will deliver to CF written confirmation, in form, content, and detail satisfactory to CF (executed and certified by Borrower’s authorized representatives) evidencing and certifying that Borrower has fully satisfied all requirements of this Section 3.13 (including, but not limited to, the delivery to CF of bank statements regarding Quality Care/Southland as provided above). Any failure by Borrower to comply with the terms of this Section 3.13 shall constitute an Event of Default under the Loan Agreement. The requirements of this Section 3.13 do not alter or affect in any way Borrower’s obligation to comply with the lockbox and other provisions of the Loan Agreement, the other GECC Documents, and this Agreement, regarding Accounts and Accounts Proceeds of Borrower.

3.14 Weekly Reports. On each Monday commencing on June 6, 2005, and continuing on each Monday thereafter, Borrower will deliver to CF in form, content, and detail satisfactory to CF, written reports from Borrower (executed and certified by Borrower’s authorized representatives):

3.14.1 Describing any and all actions, communications, negotiations, and other developments regarding the Unfunded Payroll Taxes and/or the Enforcement Notice during the previous week, including, without limitation, any and all communications and negotiations with the IRS that relate to any of the foregoing, in order to assure GECC of Borrower’s continuing best efforts to arrange for and resolve such matters; and

3.14.2 Updating each of the information and document requirements stated in this Agreement.

All such written reports must be delivered to CF via overnight courier to the attention of Michael Gardullo.

3.15 Cash Flow Budget. On each Monday commencing on June 6, 2005, and continuing on each Monday thereafter, Borrower will deliver to CF, in form, content, and detail satisfactory to CF, a rolling twelve (12) week cash flow budget (the “Budget”). The Budget shall include a certification (executed and certified by Borrower’s authorized representatives) evidencing and certifying that Borrower has performed in accordance with the Budget during the preceding week.

3.16 Bank Statements. Borrower shall deliver to CF on each Monday commencing on June 6, 2005, and continuing on each Monday thereafter, any and all bank statements and “teller statements” for any bank accounts maintained by Borrower, including, but not limited to, the Lockbox Account(s), and any Quality Care/Southland Bank Accounts.

3.17 Noncompliance Fee. Until such time as all of the Existing Defaults and the Enforcement Notice Default have been cured in full by Borrower, the non-compliance fee under Section 2.3(e) of the Loan Agreement (which equals the Base Rate plus two percent (2%)) shall be in effect and shall to be paid by Borrower. This fee is in addition to the fees chargeable under this Agreement and the Forbearance Agreements.

Upon any failure by Borrower or Parent, as applicable, to perform and satisfy fully and to continue to perform and satisfy fully the obligations set forth in Sections 3.1 through 3.17 above, (i) GECC may, in GECC’s sole discretion, without further action, terminate the Extended Forbearance Period and exercise all rights available to it under the GECC Documents, at law, and in equity, and (ii) CF may, in CF’s sole discretion, cease making advances under the CF Documents.

4. Application of Payments. Payments received by GECC from or on account of Borrower shall be applied in the following order: (i) first to satisfy the CF Obligations until (y) all of the CF Obligations have been paid in full, and (z) CF has no obligation to extend any credit to Borrower under any one or more of the CF Documents, the Forbearance Agreements, or otherwise, and (ii) second, and only after the CF Obligations have been paid in full, to satisfy the EF Obligations.

5. Maximum Loan Amount. Each payment received by GECC pursuant to Section 3.1 and Section 3.2 above and applied by CF to the outstanding balance of the revolving loan under the CF Documents shall reduce permanently the Maximum Loan Amount (as that term is defined in the CF Documents) by an amount equal to the amount so applied; such reduction shall be effective upon application of such payments. The definition of Maximum Loan Amount in the Loan Agreement is hereby modified accordingly. As of the date of this Agreement, the Maximum Loan Amount is One Million Seven Hundred Thousand Dollars ($1,700,000.00)

6. Acknowledgements. Each entity comprising Borrower acknowledges that: (i) all amounts asserted to be due by GECC under the Consolidation Note and the other GECC Documents are justly due and owing to GECC, without any defense of Borrower or any right of Borrower to set off, recoup, or counterclaim (and, upon acceptance of any advance(s), Borrower waives and continues to waive any and all defenses and rights of setoff and recoupment, and releases and continues to release all claims of any kind against GECC); (ii) the GECC Documents are valid and enforceable against each entity comprising Borrower in accordance with their respective terms, and are not subject to avoidance under applicable state law or federal law; (iii) the liens and security interests granted to GECC in the Consolidation Note Collateral pursuant to the Restructuring Agreement and the other GECC Documents are valid, enforceable, and properly perfected, and are not subject to avoidance under applicable state law or federal law; and (iv) all of the same representations regarding validity and enforceability of GECC’s rights and all releases of GECC shall apply with equal force to CF and EF pursuant to this Agreement.

7. Costs and Expenses. GECC shall be entitled to charge and add to the amount owing by Borrower under the GECC Documents, all of GECC’s costs and expenses (including attorneys’ fees) incurred in relation to the Existing Defaults, the Enforcement Notice Default, the GECC Documents, this Agreement, and any of the requirements stated herein.

8. Default and Remedies. (i) Any failure by Parent, Borrower, or both, to perform fully and timely under this Agreement, or (ii) any representation or warranty made by Parent, Borrower, or both, in this Agreement, any financial statement, or any statement or representation made in any other certificate, report or opinion, including but not limited to any Placement Proceeds Accounting, delivered to GECC by Parent, Borrower, or both, in connection with this

Agreement proves to have been incorrect or misleading in any material respect when made, shall constitute an event of default (“Event of Default”) hereunder and an Event of Default under and as that term is defined in any and all of the GECC Documents. In the event of an Event of Default hereunder or under any of the GECC Documents, GECC may exercise any and all remedies available to it under this Agreement, and all of the GECC Documents, at law, and in equity.

9. Full Force And Effect. Except as expressly set forth herein, this Agreement does not, and shall not be construed to, affect or limit in any way the terms and provisions of, or waive any right or remedy contained in any of the GECC Documents, or the rights and remedies of GECC thereunder. Borrower acknowledges and agrees that the GECC Documents, as expressly modified by this Agreement, all continue in full force and effect, and GECC retains all of its rights and remedies under the GECC Documents and otherwise.

10. No Waiver; Reservation of Rights.

10.1 Existing Defaults. Unless and only to the extent expressly provided herein, this Agreement applies only to the Existing Defaults and the Enforcement Notice Default, and does not affect or limit GECC’s rights or remedies in any way with respect to any other or future act or omission (including any breach of the terms of this Agreement by Borrower, and further including, but not limited to, the conditions set forth herein) that may constitute a default by Borrower, or with respect to any default or Event of Default resulting from prior acts or omissions by Borrower other than the Existing Defaults and the Enforcement Notice Default.

10.2 No Modification. Except as expressly stated herein, nothing in this Agreement shall be a waiver or modification of any right, power, or remedy of GECC, nor a waiver or modification of any provision of any of the GECC Documents, and nothing in this Agreement shall be or shall be construed as any waiver of any default or Event of Default (including any default or Event of Default arising from any of the Existing Defaults or the Enforcement Notice Default), whether now existing or hereafter arising; and GECC hereby reserves all of its rights and remedies under all of the GECC Documents and applicable law.

11. Releases. Each entity comprising Borrower hereby fully, finally, absolutely, and forever releases and discharges GECC and its present and former directors, shareholders, officers, employees, agents, representatives, attorneys, successors, assigns, and affiliates, and their separate and respective heirs, personal representatives, attorneys, successors, assigns, and affiliates, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits of Borrower, of whatever kind or nature, in law or equity, whether now known or unknown to Borrower, and whether contingent or matured: (i) in respect of each and all of GECC Documents and the actions or omissions of GECC in respect of each and all of the GECC Documents, and (ii) arising from events occurring prior to the date of this Agreement. The foregoing release and discharge shall be deemed renewed, automatically and without further action of the Borrower, as of the date of each advance of Loan proceeds trader the Loan Agreement.

12. Miscellaneous.

12.1 Amendment. This Agreement may be amended or modified only explicitly in a writing signed by all parties to this Agreement.

12.2 Waiver; Remedies Cumulative. A waiver signed by GECC shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of GECC’s rights or remedies. All rights and remedies of GECC shall be cumulative and may be exercised singularly or concurrently, at GECC’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

12.3 Successors and Assigns. This Agreement shall be binding upon Parent and Borrower and their respective successors and assigns, except that neither Parent nor Borrower may assign any of their rights or duties under this Agreement without the prior written consent of GECC. This Agreement shall be binding upon and inure to the benefit of GECC and its successors and assigns. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the payment in full of all of the obligations evidenced by the Consolidation Note.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Maryland.

14. Severability. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained in this Agreement or prescribed by this Agreement.

15. Interpretation; Headings. No provision of this Agreement shall be interpreted or construed against any party because that party or its legal representative drafted that provision. Each of the parties hereto shall be deemed to have drafted this Agreement. The rule of law that provides that ambiguities, inconsistencies and the like shall be construed against the author of a document or contract shall not apply to this Agreement. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Any pronoun used in this Agreement shall be deemed to include singular and plural and masculine, feminine and neuter gender as the case may be. The words “herein,” “hereinabove,” “hereof,” and “hereunder” shall be deemed to refer to this entire Agreement, except as the context otherwise requires.

16. Authorized. This Agreement has been duly and validly authorized by all necessary action on the part of all parties hereto.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but which counterparts together shall constitute but one and the same instrument.

THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

“CF”		“BORROWER”

GENERAL ELECTRIC CAPITAL CORPORATION, A DELAWARE CORPORATION, aka GE CAPITAL COMMERCIAL FINANCE HEALTHCARE FINANCIAL SERVICES CF		EMERGYSTAT, INC, A MISSISSIPPI CORPORATION

By:		By:
Title	Senior Vice President	Title	PRESIDENT/CEO

EMERGYSTAT OF SULLIGENT, INC., AN ALABAMA CORPORATION

By
		Title	PRESIDENT/CEO

“EF”

GENERAL ELECTRIC CAPITAL CORPORATION, A DELAWARE CORPORATION, aka GE CAPITAL COMMERCIAL FINANCE HEALTHCARE FINANCIAL SERVICES EF		EXTENDED EMERGENCY SERVICES, INC., AN ALABAMA CORPORATION

By:		By
Title:		Title	PRESIDENT/CEO

MED EXPRESS OF MISSISSIPPI, LLC, A MISSISSIPPI LIMITED LIABILITY COMPANY

By
		Title	PRESIDENT/CEO

“PARENT”

BAD TOYS HOLDINGS, INC., A NEVADA CORPORATION

By:
		Title:	PRESIDENT/CEO

CONSENT AND AGREEMENT OF GUARANTOR

This Consent And Agreement of Guarantor is executed by the undersigned Johnny Glenn Crawford (the “Guarantor”) with respect to the foregoing Forbearance Agreement dated as of May 31, 2005 (the “5/31/05 Agreement”). Except as expressly stated otherwise herein, terms defined in the 5/31/05 Agreement will have the same meanings when used in this Consent And Agreement Of Guarantor.

Guarantor has executed and delivered a secured unconditional guaranty of payment and performance for the benefit of GECC dated November 6, 2003, with respect to the Borrower (the “Guaranty”).

Guarantor acknowledges (i) receiving and reading the 5/31/05 Agreement, (ii) the accuracy of the Recitals in the 5/31/05 Agreement, and (iii) the effectiveness, validity and enforceability of (A) the Guaranty, (B) Guarantor’s grant of a security interest and lien to GECC in all of the property described in the Guaranty and in the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated November 6, 2003, and (C) any other agreements, documents, or instruments securing or otherwise relating to the Guaranty previously executed and delivered by Guarantor (including, without limitation, any arbitration provision and any environmental certification and indemnity agreement). The Guaranty and all such agreements, documents, and instruments executed and delivered in connection therewith are referred to individually and collectively as the “Guaranty Documents”.

Guarantor consents to the agreement among Borrower, Parent, and GECC and all other matters stated in the 5/31/05 Agreement.

Guarantor fully, finally, and forever releases and discharges GECC and its predecessors, successors, assigns, directors, officers, employees, attorneys, agents, representatives, and affiliates, from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Guarantor has or in the future may have, whether known or unknown (i) regarding the Loan, the GECC Documents, the 5/31/05 Agreement, the Guaranty Documents, or the actions or omissions of GECC relating to the Loan, the GECC Documents, the 5/31/05 Agreement, or the Guaranty Documents, and (ii) arising from events occurring prior to the date hereof.

Guarantor agrees that all references in the Guaranty Documents, if any, to the Loan Agreement and any and all documents executed and/or delivered in relation to the Loan Agreement will be deemed to refer to such agreements, documents, and instruments as modified by the 5/31/05 Agreement.

Guarantor reaffirms and confirms the Guaranty Documents and agrees that the Guaranty Documents continue in full force and effect; and that the Guaranty Documents remain unchanged, unless and except to the extent expressly modified by this Consent And Agreement Of Guarantor. Any and all property or rights to or interests in property granted as security in the Guaranty Documents will remain as security for the Guaranty and the obligations of Guarantor in the Guaranty.

Guarantor agrees that the GECC Documents and any and all documents executed and/or delivered in relation to the Loan Agreement, as modified by the Forbearance Agreements and the 5/31/05 Agreement, and the Guaranty Documents are the legal, valid, and binding obligations of Borrower and Guarantor, respectively, and are enforceable in accordance with their terms against Borrower and Guarantor, respectively and jointly, severally, and independently.

Guarantor has no defenses, counterclaims, setoffs, recoupments, or other adverse claims or causes of action of any kind existing with respect to the indebtedness owing by Borrower to GECC under the GECC Documents, or with respect to the validity, perfection, priority, and enforceability of the Guaranty Documents and any and all rights and interests granted therein to GECC. The Guaranty Documents are hereby ratified and confirmed in all respects.

Guarantor acknowledges that GECC is entering into the 5/31/05 Agreement and agreeing to the provisions contained therein in reliance on the truth and accuracy of the representations and warranties in this Consent And Agreement Of Guarantor. Despite any past or future acceptance of late or partial installment payments, any prior reinstatement, any prior negotiations, or any other forbearance of any kind by GECC, time remains of the essence of the Guaranty Documents, the GECC Documents, and the 5/31/05 Agreement.

Guarantor agrees that this Consent And Agreement Of Guarantor may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Consent And Agreement Of Guarantor to form one document.

DATED as of the date of the 5/31/05 Agreement.

JOHNNY GLENN CRAWFORD

CONSENT AND AGREEMENT OF GUARANTOR BAD TOYS

This Consent And Agreement of Guarantor is executed by the undersigned Bad Toys Holding, Inc. (the “Guarantor Bad Toys”) with respect to the foregoing Forbearance Agreement dated May 31, 2005 (the “5/31/05 Agreement”). Except as expressly stated otherwise herein, terms defined in the 5/31/05 Agreement will have the same meanings when used in this Consent And Agreement Of Guarantor.

Guarantor Bad Toys has executed and delivered the Tri-Party Agreement for the benefit of GECC, whereby, among other things, Guarantor guaranteed payment in full of Borrower’s obligations to pay the entire amount of the CF Obligations and the EF Obligations (the “Bad Toys Guaranty”).

Guarantor Bad Toys acknowledges (i) receiving and reading the 5/31/05 Agreement to which it is a party, (ii) the accuracy of the Recitals in the 5/31/05 Agreement, and (iii) the effectiveness, validity and enforceability of (A) the Bad Toys Guaranty, and (B) any other agreements, documents, or instruments securing or otherwise relating to the Bad Toys Guaranty previously executed and delivered by Guarantor Bad Toys. The Bad Toys Guaranty and all such other agreements, documents, and instruments executed and delivered in connection therewith are referred to individually and collectively as the “Bad Toys Guaranty Documents”.

Guarantor Bad Toys consents to the agreement among Borrower, Parent (which is Guarantor Bad Toys), and GECC and all other matters stated in the 5/31/05 Agreement.

Guarantor Bad Toys fully, finally, and forever releases and discharges GECC and its predecessors, successors, assigns, directors, officers, employees, attorneys, agents, representatives, and affiliates, from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Guarantor Bad Toys has or in the future may have, whether known or unknown (i) regarding the Loan, the GECC Documents, the 5/31/05 Agreement, the Bad Toys Guaranty Documents, or the actions or omissions of GECC relating to the Loan, the GECC Documents, the 5/31/05 Agreement, or the Bad Toys Guaranty Documents and (ii) arising from events occurring prior to the date hereof.

Guarantor Bad Toys agrees that all references in the Bad Toys Guaranty Documents, if any, to the Loan Agreement and any and all documents executed and/or delivered in relation to the Loan Agreement will be deemed to refer to such agreements, documents, and instruments as modified by the 5/31/05 Agreement.

Guarantor Bad Toys reaffirms and confirms the Bad Toys Guaranty Documents and agrees that the Bad Toys Guaranty Documents continue in full force and effect; and that the Bad Toys Guaranty Documents remain unchanged, unless and except to the extent specifically modified by this Consent And Agreement Of Guarantor.

Bad Toys Guarantor agrees that the GECC Documents and any and all documents executed and/or delivered in relation to the Loan Agreement, as modified by the Forbearance Agreements and the 5/31/05 Agreement, and the Bad Toys Guaranty Documents are the legal, valid, and binding obligations of Borrower and Bad Toys Guarantor, respectively, and are enforceable in accordance with their terms against Borrower and Guarantor, respectively and jointly, severally, and independently.

Guarantor Bad Toys has no defenses, counterclaims, setoffs, recoupments, or other adverse claims or causes of action of any kind existing with respect to the indebtedness owing by Borrower to GECC under the GECC Documents, or with respect to the validity, perfection, priority, and enforceability of the Bad Toys Guaranty Documents and any and all rights and interests granted therein to GECC. The Bad Toys Guaranty Documents are hereby ratified and confirmed in all respects.

Guarantor Bad Toys acknowledges that GECC is entering into the 5/31/05 Agreement and agreeing to the provisions contained therein in reliance on the truth and accuracy of the representations and warranties in this Consent And Agreement Of Guarantor Bad Toys. Despite any past or future acceptance of late or partial installment payments, any prior reinstatement, any prior negotiations, or any other forbearance of any kind by GECC, time remains of the essence of the Bad Toys Guaranty Documents, the GECC Documents, and the 5/31/05 Agreement.

Guarantor Bad Toys agrees that this Consent And Agreement Of Guarantor Bad Toys may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Consent And Agreement Of Guarantor to form one document.

DATED as of the date of the 5/31/05 Agreement.

BAD TOYS HOLDINGS, INC., A NEVADA CORPORATION

By:
Its:	PRESIDENT/CEO

SCHEDULE I

Forbearance Agreements

1.	Letter Agreement between GECC and Borrower dated as of July 16, 2003 (the “7/16/03 Letter Agreement”), as modified by that Letter Agreement between GECC and Borrower dated October 1, 2003 (the “10/1/03 Letter Agreement,” and collectively with the 7/16/03 Letter Agreement, the “Forbearance Agreement”);

2.	Letter Agreement between GECC and Borrower dated November 6, 2003 (the “Second Forbearance Agreement”);

3.	Letter Agreement between GECC and Borrower dated November 14, 2003 (the “Third Forbearance Agreement”);

4.	Letter Agreement between GECC and Borrower dated November 26, 2003 (the “11/26/03 Letter Agreement”), as modified by that Letter Agreement between GECC and Borrower dated December 3, 2003 (the “12/3/03 Letter Agreement”, and collectively with the 11/26/03 Letter Agreement, the “Fourth Forbearance Agreement”);

5.	Letter Agreement between GECC and Borrower dated December 19, 2003 (the “Fifth Forbearance Agreement”);

6.	Letter Agreement between GECC and Borrower dated January 26, 2004 (the “Sixth Forbearance Agreement”);

7.	Letter Agreement between GECC and Borrower dated February 18, 2004 (the “Seventh Forbearance Agreement”);

8.	Letter Agreement between GECC and Borrower dated March 15, 2004 (the “Eighth Forbearance Agreement”);

9.	Letter Agreement between GECC and Borrower dated April 23, 2004 (the “Ninth Forbearance Agreement”);

10.	Letter Agreement between GECC and Borrower dated May 28, 2004 (the “Tenth Forbearance Agreement”);

11.	Letter Agreement between GECC and Borrower dated June 21, 2004 (the “Eleventh Forbearance Agreement”);

12.	Letter Agreement between GECC and Borrower dated June 28, 2004 (the “Twelfth Forbearance Agreement”);

13.	Letter Agreement between GECC and Borrower dated July 12, 2004 (the “Thirteenth Forbearance Agreement”);

14.	Letter Agreement between GECC and Borrower dated July 26, 2004 (the “Fourteenth Forbearance Agreement”);

15.	Letter Agreement between GECC and Borrower dated August 25, 2004 (the “Fifteenth Forbearance Agreement”);

16.	Letter Agreement between GECC and Borrower dated September 16, 2004 (the “Sixteenth Forbearance Agreement”);

17.	Letter Agreement between GECC and Borrower dated October 4, 2004 (the “Seventeenth Forbearance Agreement”).

18.	Letter Agreement between GECC and Borrower dated November 30, 2004 (the “Eighteenth Forbearance Agreement”).

19.	Letter Agreement between GECC and Borrower dated December 14, 2004 (the “Nineteenth Forbearance Agreement”).

20.	Letter Agreement between GECC and Borrower dated January 21, 2005 (the “Twentieth Forbearance Agreement”).

21.	Letter Agreement between GECC and Borrower dated February 1, 2005 (the “2/01/05 Forbearance Agreement”).